                                                                      EXHIBIT 11
                                SAFETY 1ST, INC.
                               BASIC AND DILUTED
                           EARNINGS PER COMMON SHARE

                                   (UNAUDITED)
                        (IN THOUSANDS, EXCEPT SHARE DATA)



                                                                                              THREE MONTHS ENDED
------------------------------------------------------------------------------------------------------------------------
                                                                                     JULY 3, 1999           JULY 4, 1998
------------------------------------------------------------------------------------------------------------------------
BASIC EARNINGS PER COMMON SHARE
     Earnings available for common shares                                            $    1,645               $      850

Basic earnings per common share                                                      $     0.23               $     0.12

SHARES USED IN COMPUTATION

Weighted average common shares outstanding                                            7,231,000                7,222,000


DILUTED EARNINGS PER COMMON SHARE
Earnings available for common shares and common stock                                $    1,645               $      850
  equivalent shares deemed to have a dilutive effect

Diluted earnings per common share                                                    $     0.19               $     0.10

SHARES USED IN COMPUTATION

Weighted average common shares outstanding                                            7,231,000                7,222,000
Common stock equivalents -- stock options and warrants                                1,602,000                1,597,000
                                                                                     -----------------------------------
TOTAL                                                                                 8,833,000                8,819,000
                                                                                     ===================================


              The accompanying notes are an integral part of these
                         Condensed Financial Statements

                                                                      EXHIBIT 11

                                SAFETY 1ST, INC.
                                BASIC AND DILUTED
                            EARNINGS PER COMMON SHARE

                                   (UNAUDITED)
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                              SIX MONTHS ENDED
--------------------------------------------------------------------------------------------------------------------------
                                                                                     July 3, 1999             July 4, 1998
--------------------------------------------------------------------------------------------------------------------------
BASIC EARNINGS PER COMMON SHARE
     Earnings available for common shares                                            $    2,907               $    1,263

Basic earnings per common share                                                      $     0.40               $     0.18

SHARES USED IN COMPUTATION

Weighted average common shares outstanding                                            7,231,000                7,205,000



DILUTED EARNINGS PER COMMON SHARE
Earnings available for common shares and common stock                                $    2,907               $    1,263
  equivalent shares deemed to have a dilutive effect

Diluted earnings per common share                                                    $     0.34               $     0.14

SHARES USED IN COMPUTATION

Weighted average common shares outstanding                                            7,231,000                7,205,000
Common stock equivalents -- stock options and warrants                                1,439,000                1,528,000
                                                                                ----------------------------------------
Total                                                                                 8,670,000                8,733,000
                                                                                ========================================



              The accompanying notes are an integral part of these
                         Condensed Financial Statements